SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 6, 2009

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On July 30, 2009, Josef Mandelbaum, CEO-AG Intellectual Properties and, on August 5, 2009, Stephen J. Smith, Senior Vice President and Chief Financial Officer of American Greetings Corporation (“American Greetings”), each adopted a pre-arranged, non-discretionary stock trading plan with respect to the exercise of certain options to purchase American Greetings Class A common shares previously granted to each of them and the sale of Class A common shares acquired upon exercise. On August 5, 2009, Morry Weiss, Chairman of American Greetings, adopted a pre-arranged, non-discretionary stock trading plan with respect to certain Class B common shares of American Greetings currently owned by Mr. Weiss. Each of their trading plans was adopted in accordance with Rule 10b5-1 (“Rule 10b5-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and American Greetings’ policies governing stock transactions by directors, executive officers and other employees. Rule 10b5-1 allows corporate insiders to establish prearranged stock trading plans when they are not in possession of material non-public information.

Commencing on August 3, 2009, and ending on August 2, 2011, Mr. Mandelbaum’s Rule 10b5-1 trading plan provides for the periodic exercises of options to purchase up to 299,620 American Greetings Class A common shares and the subsequent sale of the acquired shares on the open market at prevailing market prices, in each case subject to minimum price thresholds. Commencing on August 5, 2009, and ending on August 3, 2012, Mr. Smith’s Rule 10b5-1 trading plan provides for the periodic exercises of options to purchase up to 115,800 American Greetings Class A common shares and the subsequent sale of the acquired shares on the open market at prevailing market prices, in each case subject to minimum price thresholds. Commencing on August 7, 2009 and ending on August 7, 2012, Mr. Weiss’s 10b5-1 trading plan provides for the offer to sell to American Greetings up to 200,000 American Greetings Class B Common Shares, subject to a minimum price threshold. Each of the Rule 10b5-1 trading plans is subject to specified limitations, including early termination or suspension upon the occurrence of certain events.

Transactions made under the Rule 10b5-1 trading plans will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. Except as may be required by law, American Greetings does not undertake to report stock trading plans by other American Greetings officers or directors, or to report modifications or termination of any publicly-announced plan, including the plans of each of Messrs. Mandelbaum, Smith and Weiss.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

American Greetings Corporation
(Registrant)

By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane
Senior Vice President, General Counsel and Secretary

Date: August 6, 2009

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